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                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT

         This Agreement is made effective as of June 5, 2002 by and between Metropolitan Bank and Trust Company (the "Bank"), an Ohio savings and loan association, and Metropolitan Financial Corp. (the "Company"), a savings and loan holding company, both with their principal administrative offices at 22901 Mill Creek Boulevard, Highland Hills, Ohio, and Marcus Faust (the "Executive").

         WHEREAS, the Bank wishes to assure itself of the continued services of Executive for the period provided in this Agreement; and

         WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. POSITION AND RESPONSIBILITIES

         During the period of his employment hereunder, Executive agrees to serve as Executive Vice President and Chief Financial Officer of the Bank and the Company and to perform such other duties as may be assigned to Executive from time to time by the President (the "Executive Position"). As Executive Vice President and Chief Financial Officer, the Executive shall be responsible for the normal and customary duties associated with the Executive position. During said period, Executive also agrees to serve, if appointed or elected, as an officer of any subsidiary or affiliate of the Bank or the Company. Failure to reappoint or reelect Executive to the Executive Position without the consent of the Executive during the term of this Agreement (except for any termination for Cause, as defined herein) shall constitute a breach of this Agreement. The Executive shall report to the President of the Bank or Company, or such other person as shall be designated by the Chairman.

2. TERMS AND DUTIES

         (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of twenty-four full calendar months thereafter. Within thirty days prior to the first anniversary date of this Agreement, and within thirty days prior to each anniversary date thereafter, the Board of Directors of the Bank ("Board") shall conduct a performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting and communicated to Executive. Upon a favorable performance evaluation, the Board shall renew the term of the Agreement for an additional year from the anniversary date such that the remaining term shall be two years. If the Board determines at such annual review not to renew the term of the Agreement, the Board shall provide to the Executive written notice of nonrenewal at least ten days following such Board determination, and Agreement shall expire at the end of twenty-four months following the date such written notice is delivered to the Executive.

         (b) During the period of his employment hereunder, except for periods of absence occasioned by events and activities that are consistent with the Bank's internal policies, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (for purposes of this Section 2(b), Board approval shall be deemed provided as to service with any such business companies or organizations that Executive was serving as of the date of this Agreement), a list of which is attached hereto as Exhibit "A".

3. COMPENSATION AND REIMBURSEMENT

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than
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$220,000 per year ("Base Salary"). Such Base Salary shall be payable biweekly or at such other regular intervals as is customary for other executive officers. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease (except a decrease that is generally applicable to all employees), Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement).
In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under qualified and nonqualified plans maintained by the Bank.

         (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which other executive officers are participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder, except as to any changes that are applicable to all employees or as reasonably or customarily available. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, stock option and stock purchase plans, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

         (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement in accordance with the Bank's general policies as may be in effect from time to time and may provide such additional compensation in such form and such amounts as the President or Board may from time to time determine.

         (d) No payments or benefits shall be due to Executive under this Agreement upon the termination of Executive's employment except as provided in Sections 3, 4 or 5 hereof. In addition, the Bank's and Company's obligation to pay, and the Executive's right to receive, any payment or benefit under this Agreement or otherwise are subject to the provisions of Section 14.

         (e) No payments or benefits shall be due to Executive for activities and services rendered by the Executive to the Company or any subsidiary or affiliate of the Bank or Company beyond the compensation paid to the Executive by the Bank.

4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

         (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

                  (i) the termination by the Bank or the Company of Executive's full-time employment hereunder for any reason other than

                           (A) Termination for Cause (as defined in Section 7 hereof),

                           (B) upon Retirement (as defined in Section 6 hereof), or

                           (C) for Disability (as set forth in Section 5 hereof); or

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                  (ii)     Executive's resignation from the Bank's employ
                           following

                           (A) any failure to elect or reelect or to appoint or reappoint Executive to the Executive Position,

                           (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 above (and any such material change shall be deemed a continuing breach of this Agreement),

                           (C) a relocation of Executive's principal place of employment by more than 30 miles from its location on the date hereof (except where the Bank's corporate headquarters and a majority of the Bank's executive officers are relocated to such location), or a material reduction in the benefits and perquisites, including Base Salary, to the Executive from those being provided at the commencement of the Executive's employment (except for any reduction that is part of an employee-wide or executive-wide reduction in pay or benefits),

                           (D) any transaction in which the Bank or the Company is liquidated or dissolved, or after which the Bank or the Company ceases to exist,

                           (E) any transaction other than a public offering, following to which the Company's majority stockholder as of the date of this agreement no longer beneficially owns a majority of the Company's common stock, or

                           (F) material breach of this Agreement by the Bank.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D),
(E) or (F) above ("Constructive Termination"), Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, four (4) calendar months) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination.

         (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a cash amount equal to the greater of

                  (i) the payments due for the remaining term of the Agreement, or

                  (ii) two (2) times the sum of, or upon the occurrence of an Event of Termination within one year of the effective date of this agreement, one and one half (1 1/2) times the sum of:

                           (A)      the highest annualized rate of base
                                    compensation paid to Executive at any time under this Agreement, including the Base Salary, any other taxable compensation paid to the Executive and any contributions made on behalf of the Executive to any employee benefit plan, and excluding any cash bonuses, and

                           (B) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the Event of Termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the Event of Termination;

provided however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance.

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         (c) At the election of the Executive, which election may be made annually by January 31 of each year and is irrevocable for the year in which made (and once payments commence), payments under subsection (b) shall be made in a lump sum or paid quarterly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made in a lump sum. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

         (d) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical and dental coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees or is not available on an individual basis to a terminated employee. Such coverage shall cease twenty-four months following the Event of Termination.

         (e) Notwithstanding anything to the contrary in this Agreement, in the event that:

                  (i) the aggregate payments or benefits to be made or afforded to Executive (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, and

                  (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under
                           Section 280G of the Code or any successor thereto,

then the Termination Benefits to be paid to Executive shall be so reduced so as to be a Non-Triggering Amount. The allocation of the reduction required hereby among Termination Benefits provided by the preceding paragraphs of this Section 4 shall be determined by the Executive.

5. TERMINATION FOR DISABILITY

         (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Bank or the Company on a full-time basis for 120 out of 180 consecutive days, and within thirty (30) days after written notice of potential termination is given he shall not have returned to the full-time performance of his duties, the Bank may terminate Executive's employment for "Disability."

         (b) The Bank will pay Executive, as disability pay, a bi-weekly payment equal to 66 2/3% of the Executive's bi-weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of

                  (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank;

                  (ii)     Executive's full-time employment by another employer;

                  (iii)    Executive attaining a Retirement age as identified in
                           Section 6; or

                  (iv) Executive's death. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank or the Company providing disability benefits to the Executive.

         (c) The Bank will cause to be continued life, medical, and dental coverage substantially comparable, as reasonable or customarily available, to the coverage maintained by the Bank for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Bank employees. This coverage shall cease upon the earlier of

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                  (i)      the date Executive returns to the full-time
                           employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank;

                  (ii)     Executive's full-time employment by another employer;

                  (iii) Executive attaining the Retirement age as identified in Section 6; or

                  (iv)     Executive's death.

         (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

6. TERMINATION UPON RETIREMENT

         Termination by the Bank of the Executive based on "Retirement" shall mean termination of executive in accordance with any policy established with Executive's consent with respect to him or upon "normal retirement" as defined in any tax-qualified plan of the Bank. Upon termination of Executive upon Retirement, no amounts or benefits shall be due Executive under this Agreement and the Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans, if any, to which Executive is a party.

7. TERMINATION FOR CAUSE

         The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, wilful disclosure of the confidential or proprietary information of the Bank or Company with the intent to cause a detriment to the Bank or Company, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution and commercial banking industry. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a letter from the Chairman of the Board and the President that notes their good faith determination that Executive was guilty of conduct justifying Termination for Cause and which enumerates such conduct. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any non-vested stock options or restricted stock granted to Executive under any stock option plan or restricted stock plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and any non-vested stock options shall not be exercisable by Executive at any time subsequent to such Termination for Cause, (unless it is determined in arbitration that grounds for termination of Executive for Cause did not exist, in which event all terms of the options or restricted stock as of the date of termination shall apply, and any time periods for exercising such options shall commence from the date of resolution in arbitration).

8. NOTICE

         (a) Any purported termination by the Bank for Cause shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. If, within thirty (30) days after any Notice of Termination for Cause is given, the Executive notifies the Bank or the Company that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Notwithstanding the pendency of any such dispute, the Bank and the Company may discontinue Executive's compensation until the dispute is finally resolved in accordance with this Agreement.

If it is determined that Executive is entitled to compensation and benefits under Section 4 of this Agreement, the payment of such compensation and benefits by the Bank and Company shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in the Wall Street Journal from time to time).

         (b) Any other purported termination by the Bank or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. "Date of Termination" shall mean the date of the Notice of Termination. If, within thirty
(30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 18 of this Agreement. Notwithstanding the pendency of any such dispute, the Bank shall continue to pay the Executive his Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause). In the event of the voluntary termination by the Executive following a Constructive Termination, which is disputed by the Bank, if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, he shall return all cash payments made to him pending resolution by arbitration and, if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and with the reasonable belief that grounds existed for his voluntary termination, Executive shall pay interest on such returned payments at the prime rate as published in the Wall Street Journal from time to time.

9. POST-TERMINATION OBLIGATIONS

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 9 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

         (c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, after the term of his employment, disclose any knowledge of planned or considered confidential business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), or other federal banking agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank or the Company that is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 9, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

10. SOURCE OF PAYMENTS

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however (but subject to the terms of this Agreement), guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.
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11. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

12. NO ATTACHMENT

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

13. MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14.      REQUIRED REGULATORY PROVISIONS

         Notwithstanding anything in the Agreement to the contrary, the following provisions shall control:

         (a) The Bank's Board of Directors may terminate the Executive's employment at any time, but any termination by the Bank's Board of Directors, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove.

         (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (12 U.S.C. Sections 1818(e)(3)) or 8(g) (12 U.S.C.
Section 1818(g)) of the Federal Deposit Insurance Act (the "FDI Act"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 U.S.C. Sections 1818(e)) or 8(g) (12 U.S.C. Section 1818(g)) of the FDI Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x) (12 U.S.C.
Section 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director, at the time FDIC or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank; or (ii) by the OTS at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action. ANY RIGHTS UNDER THIS AGREEMENT SHALL NOT BE AFFECTED BY THE SUPERVISORY AGREEMENTS DATED JULY 26, 2001 BY AND BETWEEN THE BANK, THE STATE OF OHIO DIVISION OF FINANCIAL INSTITUTIONS, AND THE OTS, AND THE COMPANY AND THE OTS.

         (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC
Section 1828(k) and any regulations promulgated thereunder.

15. SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16. HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17. GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Ohio but only to the extent not superseded by federal law.

18. ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within the Cleveland metropolitan area, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

19. PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in the Executive's favor.

20. INDEMNIFICATION

         The Bank and the Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank or the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank or the Company, as appropriate), provided, however, neither the Bank nor Company shall be required to indemnify or reimburse the Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by the Executive.

21. SUCCESSOR TO THE BANK

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES

         IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executives have signed this Agreement, on the day and date first above written.

ATTEST:                                     METROPOLITAN BANK AND TRUST COMPANY


/S/: DAVID G. SLEZAK                        By:  /S/: KENNETH T. KOEHLER
------------------------------------             ------------------------------
Asst. Secretary



ATTEST:                                     METROPOLITAN FINANCIAL CORP.


/S/: DAVID G. SLEZAK                        By:  /S/:KENNETH T. KOEHLER
------------------------------------             ------------------------------
Asst. Secretary



WITNESS:                                    EXECUTIVE:


/S/: COLLEEN O. KIRK                        /S/: MARCUS FAUST
------------------------------------        -----------------------------------
                                            Marcus Faust

                                   Exhibit "A"

   List of business companies / organizations for which Executive serves as of the date of the Agreement

                              Marmax Partners, LLC
                          Abingdon Street Partners, LP
                          Abingdon Street Advisors, LLC